H10000028322 3

Articles of Amendment

to

Articles of Incorporation

of

                                                Dragon’s Lair Holdings, Inc.
(Name of Corporation as currently filed with the Florida Dept. of State)

                                                            P070001109951
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

                                                              Four Star Holdings, Inc.                                        The new name must be distinguishable and contain the word' "corporation," "company," or "incorporated" or the abbreviation "Corp., " "Inc., "or Co.," or the designation "Corp," "Inc, " or "Co ". A professional corporation name must contain the word "chartered," "professional association, "or the abbreviation "P.A."

B. Enter new principal office address, if applicable:	100 Four Star Lane
(Principal office address MUST BE A STREET ADDRESS)	Odenville, AL 35120

C. Enter new mailing address, if applicable:	100 Four Star Lane
(Mailing address MAY BE A POST OFFICE BOX)	Odenville, AL 35120

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:

(Florida street address)
New Registered Office Address:	, Florida
(City) (Zip Code)

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent.  I am familiar with and accept the obligation of the position

________________________________________________________
Signature of New Registered Agent, if changing

H10000028322 3

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action

_______	_______________________	_________________________________ _________________________________ _________________________________	☐ Add ☐ Remove
_______	_______________________	_________________________________ _________________________________ _________________________________	☐ Add ☐ Remove
_______	_______________________	_________________________________ _________________________________ _________________________________	☐ Add ☐ Remove

E.  If amending or adding additional Articles, enter change(s) here:
    (attach additional sheets, if necessary).     (Be specific)

F.  If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
     (If not applicable, indicate N/A)

H10000028322 3

⁯           The amendment(s) was/were adopted by the shareholders.  The number of votes for the amendments(s) by the shareholders sufficient for approval.

⁯           The amendment(s) was/were approved by the shareholders through voting groups.  The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s).

“The number of votes cast for the amendment(s) was/were sufficient for approval.

By:___________________________________________________________"
                 (voting group)

⁯           The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

⁯           The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated:           February 8, 2010

Signature:    /s/  Bobby R. Smith, Jr. (C.E.O.
(By a director, president or other officer – if directors or officers have not been selected by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

                                            Bobby R. Smith, Jr.
(Typed or printed name of person signing)

                                   President and Chief Executive Officer
(Title of person signing)